Exhibit 99.1

Allied Motion Reports Improved Profits for the Quarter and Year Ended December 31, 2004

    DENVER--(BUSINESS WIRE)--March 3, 2005--Allied Motion Technologies Inc. (Nasdaq:AMOT) today announced it achieved a significant improvement in sales and profit for the year ended December 31, 2004, as compared to the prior year. During the year ended December 31, 2004, the Company achieved net income of $2,250,000 or $.36 per diluted share compared to net income of $948,000 or $.19 per diluted share last year. Included in the results for 2003 was a tax benefit of $298,000 related to the realization of a prior-year state income tax refund. Income before income taxes improved to $3,409,000 this year compared to $967,000 last year. Revenues for this year increased 59% to $62,738,000 compared to $39,434,000 last year. Of the 59% increase, 17% resulted from revenues from existing businesses and 42% from the incremental revenues achieved by companies acquired during 2004. The results for 2004 include the results from Stature Electric, Inc., a subsidiary that was acquired on May 10, 2004, in connection with the Owosso Corporation merger, and also from Precision Motor Technology B.V. (Premotec), a subsidiary that was acquired on August 23, 2004.
    The Company achieved net income for the fourth quarter of $603,000 or $.09 per diluted share compared to net income of $392,000 or $.07 per diluted share for the same period last year. Revenues for the quarter ended December 31, 2004, increased 72% to $18,344,000 compared to $10,684,000 last year. The current quarter includes the results from Stature Electric, Inc. and also from Premotec. Backlog at December 31, 2004, was $21,500,000.
    "We are quite pleased with our accomplishments during 2004," commented Dick Smith, CEO of Allied Motion. "During this past year, we were able to achieve excellent growth in revenues and profit from our existing operations and we completed two strategic acquisitions. The improvement in our existing operations was the result of both an increase in sales, which was driven by the strengthening of some of our markets as well as obtaining new customers and new applications with existing customers, and from the continuous improvement in operating efficiencies and reduced costs. Our acquisitions of Stature Electric and Premotec have significantly aided our expansion into the motion industry, not only with the addition of complementary products, but also by establishing a presence in the European market. The incremental growth contributed from the two acquisitions and the increased sales into our existing markets resulted in our 59% sales growth in 2004. We believe the continued execution of our long-term strategy will result in the constant improvement in our operations and the continued strengthening of the foundation necessary for us to achieve our long-term goals for growth in sales and profitability."
    Dick Warzala, President of Allied Motion, added: "During 2004, our top line improved through both organic growth and through our two strategic acquisitions. Upon completion of the Stature Electric and Premotec acquisitions, we updated our corporate strategy with our critical issues being revised to reflect an increased emphasis on leveraging our company-wide technology base, improving the utilization of our sales channels and continuing the implementation of Allied's Systematic Tools (AST) within all of our operations. The aggressive application of AST is critical in developing the foundation for continuous improvement in all disciplines and is a vital element to our success in the future. Another significant development during 2004 was the establishment of a low cost region production (LCR) capability in China. This capability will be continuously developed to provide us with the ability to strategically select sub-assemblies and product lines for production in the LCR that will improve both our competitive position and profitability in our served market segments."

    Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

    The statements in this press release and in the Company's March 3, 2005, conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward-looking statements, whether as a result of new information, future events, or otherwise.

                    ALLIED MOTION TECHNOLOGIES INC.
        FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                               For the Three Months    For the Year
                                Ended December 31,  Ended December 31,
HIGHLIGHTS OF OPERATING RESULTS  2004      2003      2004      2003
----------------------------------------------------------------------
Revenue                        $18,344   $10,684   $62,738   $39,434
                               =======================================

Income before income taxes        $739      $593    $3,409      $967
Provision for income taxes        (136)     (201)   (1,159)      (19)
                               ---------------------------------------
Net income                        $603      $392    $2,250      $948
                               =======================================
PER SHARE AMOUNTS:
Diluted  income per share         $.09      $.07      $.36      $.19
                               =======================================
Diluted weighted average
 common shares                   6,837     5,380     6,185     5,061
                               =======================================


                                                   Dec. 31,  Dec. 31,
CONDENSED BALANCE SHEETS                             2004      2003
----------------------------------------------------------------------
Assets
Current Assets:
 Cash and cash equivalents                            $456    $1,960
 Trade receivables, net                              9,353     5,971
 Inventories, net                                    9,382     3,867
 Other current assets                                1,704     1,839
                                                   -------------------
Total current assets                                20,895    13,637
Property, plant and equipment, net                  13,301     6,423
Goodwill and intangible assets, net                 20,624     7,437
                                                   -------------------
Total Assets                                       $54,820   $27,497
                                                   ===================
Liabilities and Stockholders' Investment
Current Liabilities:
 Debt obligations                                   $7,087    $1,967
 Accounts payable and other current liabilities     10,672     5,734
                                                   -------------------
Total Current Liabilities                           17,759     7,701
Long-term debt obligations                           7,320       345
Other long-term liabilities                          5,381     3,392
                                                   -------------------
Total Liabilities                                   30,460    11,438
Stockholders' Investment                            24,360    16,059
                                                   -------------------
Total Liabilities and Stockholders' Investment     $54,820   $27,497
                                                   ===================


                                                   For the Year Ended
                                                      December 31,
CONDENSED STATEMENTS OF CASH FLOWS                   2004      2003
----------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                        $2,250      $948
  Depreciation and amortization                      2,893     1,359
  Changes in working capital balances and other     (1,305)     (155)
                                                   -------------------
Net cash provided by operating activities            3,273     2,152

Cash flows from investing activities:
  Purchase of property and equipment                  (953)   (1,113)
  Cash paid for acquisitions, net                  (16,816)     (300)
  Proceeds from sale of business segment                50       649
                                                   -------------------
Net cash provided by investing activities          (17,719)     (764)

Net cash provided by (used in) financing
 activities                                         12,937    (1,447)
Effect of foreign exchange rate changes on cash          5        64
                                                   -------------------
Net (decrease) increase in cash and cash
 equivalents                                        (1,504)        5
Cash and cash equivalents at beginning of year       1,960     1,955
                                                   -------------------
Cash and cash equivalents at December 31              $456    $1,960
                                                   ===================

    CONTACT: Allied Motion Technologies Inc.
             Richard Smith, 303-799-8520
             Sue Chiarmonte, 303-799-8520
             303-799-8521 (fax)